Exhibit 12

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                            (in thousands of dollars)

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

                                                       For the Three         For the Nine
                                                       Months Ended          Months Ended
                                                       September 30,         September 30,
                                                           2004                  2004
                                                      ----------------     -----------------
EARNINGS:
        Pre-tax income from continuing operations
            before adjustment for minority
            interest
            in consolidated subsidiary                    $ 26,276               $ 38,139

        Add (deduct):
            Earnings attributable to Ref-Fuel
               Holdings prior to consolidation                --                   (6,545)
            Fixed charges
                                                            18,408                 35,566
            Distributed earnings of Ref-Fuel
               Holdings prior to consolidation
                                                              --                   31,374
                                                          --------               --------
         Earnings, as adjusted                            $ 44,684                 98,534
                                                          ========               ========

FIXED CHARGES:
        Interest expense                                  $ 18,408                 35,566
                                                          --------               --------
        Fixed charges                                     $ 18,408                 35,566
                                                          ========               ========
RATIO OF EARNINGS TO FIXED CHARGES:
                                                              2.43x                  2.77x
                                                          ========               ========

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